EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 13, 2000 included in E*TRADE Group, Inc.'s Form 10-K for the year ended September 30, 2000 and to all references to our firm included in this registration statement.


                  /s/ ARTHUR ANDERSEN LLP

Vienna, Virginia
December 3, 2001